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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated December 15, 1999 on Callino GmbH's financial statements included in or made a part of this registration statement.

                                                                           Arthur Andersen
                                                                   Wirtschaftsprufungsgesellschaft
                                                                     Steuerberatungsgesellschaft

                                                                   Spannagl               Petzoldt
                                                              Wirtschaftsprufer      Wirtschaftsprufer

Munich, May 5, 2000